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                                                                     Exhibit 2.1

                                                                [EXECUTION COPY]



                       NINTH AMENDMENT AND LIMITED WAIVER

     NINTH AMENDMENT AND LIMITED WAIVER, dated as of May 17, 2002 (this "Ninth Amendment"), to the Amended and Restated Credit Agreement, dated as of June 13, 2000 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), among WEIGH-TRONIX, LLC ("Holdings"), SWT FINANCE B.V. (the "Borrower"), WEIGH-TRONIX CANADA, ULC ("Weigh-Tronix Canada", and collectively with the Borrower, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), FLEET NATIONAL BANK, as administrative agent (in such capacity, the "Administrative Agent"), and FLEET NATIONAL BANK, as security agent (in such capacity, the "Security Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain Loans and other financial accommodations to the Borrowers which remain outstanding; and

     WHEREAS, Holdings and the Borrowers have requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein, and waive certain events of default under the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so, but only on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 General. Terms defined in the Credit Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Credit Agreement. Terms defined and used in this Ninth Amendment shall have the meanings given to them in this Ninth Amendment.

1.2 Amendments to Definitions. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order.

     "Ninth Amendment" means the Ninth Amendment and Limited Waiver to the Credit Agreement, dated as of May 17, 2002.

     "Ninth Amendment Effective Date" has the meaning specified in Article V of the Ninth Amendment.

     "Ninth Amendment Specified Events of Default" has the meaning specified in
     Article II of the Ninth Amendment.

     "Ninth Amendment Waiver Period" means the period from and including May 17, 2002 through and including June 21, 2002.

     "Restructuring Amendment" has the meaning specified in Section 4.1 of the Ninth Amendment.

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     "Revised Loan Restructuring Date" has the meaning specified in Section 4.1 of the Ninth Amendment.

                                    ARTICLE 2
                                     WAIVER

     Subject to the terms and conditions hereof, the Administrative Agent and the Lenders hereby agree to waive, during the Ninth Amendment Waiver Period, any Events of Default arising through the end of the Ninth Amendment Waiver Period in respect of (i) Section 8(c) of the Credit Agreement as a result of a failure by the Borrowers to comply with the financial covenants contained in Section 7.1 of the Credit Agreement and (ii) Section 8(e) of the Credit Agreement as a result of the failure by the Borrower to make an interest payment under the Senior Subordinated Notes (collectively, "Ninth Amendment Specified Events of Default").

                                    ARTICLE 3
                                   AMENDMENTS

3.1 Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by modifying certain definitions contained therein, as follows:

1. by revising in the definition of "Waiver Period Revolving Credit Loans" by deleting the word "or" immediately before the words "the Eighth Amendment Waiver Period" and inserting a "," in place thereof, and by inserting the words "or the Ninth Amendment Waiver Period" immediately thereafter.

2. by revising in the definition of "Wavier Period Sublimit" by deleting the words "the Seventh Amendment Wavier Period or the Eighth Amendment Wavier Period" in both instances where those words are used, and by inserting in place thereof in both instances the words "the Seventh Amendment Waiver Period, the Eighth Amendment Waiver Period or the Ninth Amendment Waiver Period".

3.2 Amendment to Section 2.6 (Change in the Borrowing Base). Section 2.6 of the Credit Agreement is hereby amended by deleting the words "the Seventh Amendment Waiver Period or the Eighth Amendment Wavier Period" and inserting in place thereof the words "the Seventh Amendment Waiver Period, the Eighth Amendment Waiver Period or the Ninth Amendment Waiver Period".

                                    ARTICLE 4
                                   AGREEMENTS

4.1 Loan Restructuring Date. On or before June 21, 2002 (the "Revised Loan Restructuring Date"), Holdings, the Borrowers, the Administrative Agent and the Required Lenders shall have agreed in writing to satisfactory amendments to the Credit Agreement with respect to repayment in full of the Loans, including but not limited to amendments to the covenants contained in Section 7 of the Credit Agreement (the "Restructuring Amendment"). Anything in the Credit Agreement or any other Loan Document to the contrary notwithstanding, all terms and conditions of the Restructuring Amendment shall be satisfactory to the Administrative Agent and the Required Lenders in their absolute and sole discretion. In the event that Holdings, the Borrowers, the

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     Administrative Agent and the Required Lenders fail to consummate the
     Restructuring Amendment on or before the Revised Loan Restructuring Date, then, automatically and without the requirement of notice or further action by any party, such failure shall immediately constitute an Event of Default. In furtherance but not in limitation of the foregoing, the parties hereto agree that this Section 4.1 replaces in its entirety Section 4.1 of the Eighth Amendment, and that such clause shall no longer have any force or effect.

4.2 Additional Financial Information. On or before May 24, 2002, Holdings and the Borrowers shall deliver to the Agent and the Lenders the following financial information, in form and substance satisfactory to the Agent and the Required Lenders:

               (i) copies of projected consolidated income statements, balance sheets and statements of cash flows with respect to Weigh-Tronix and its consolidated Subsidiaries for each calendar month of the 2003 and 2004 fiscal years of Weigh-Tronix, prepared in reasonable detail and in U.S. GAAP format applied consistently throughout the periods reflected therein, which shall incorporate adjustments recommended by the Consultant and provide a breakdown of the global operations of Weigh-Tronix and its consolidated Subsidiaries by region, including North America, U.K., Overseas Subsidiaries and Corporate; and

               (ii) to the extent readily available, revenues of Weigh-Tronix and its consolidated Subsidiaries for each calendar month of the 2002 and 2003 fiscal years of Weigh-Tronix, providing a breakdown for each product group and/or product line cited in the Proposed Final Business Plan.

4.3 Fee. Holdings and the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee in cash equal to $150,000, payable on the Ninth Amendment Effective Date, the payment of which shall be deemed to constitute payment in full satisfaction of the "Deferred Eighth Amendment Fee" (as defined in Section 4.4 of the Eighth Amendment).

     Section 4.4 Further Assurances. In connection with the Administrative Agent's review of the Collateral and the Collateral Certificate provided by Holdings and the Borrowers, the Borrowers and the other Loan Parties shall execute, within three Business Days of receipt thereof, such further instruments and documents as the Administrative Agent shall reasonably request in order to further perfect and secure the Administrative Agent's Liens on the Collateral, including but not limited to account control agreements, the issuance of promissory notes in respect of intercompany debt, and other instruments and documents necessary to enable the Administrative Agent to obtain "control" (as defined in the applicable Uniform Commercial Code) of such Collateral, including but not limited to Collateral in the form of deposit accounts.

                                    ARTICLE 5
                                 EFFECTIVE DATE

     This Ninth Amendment shall become effective as of the date first written above (the "Ninth Amendment Effective Date") when each of the following has been satisfied or waived in accordance with the terms hereof:

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     1. Receipt by the Administrative Agent of counterparts of this Ninth
Amendment, duly executed and delivered by Holdings, the Borrowers and the other Loan Parties;

     (b) Receipt by the Administrative Agent of executed Consent Letters (in the form attached hereto as Annex A) from the Required Lenders (or facsimile transmissions thereof) consenting to the execution of this Ninth Amendment by the Administrative Agent;

     (c) Receipt by the Administrative Agent of Acknowledgement and Consents in the form attached hereto as Annex B, duly executed and delivered from each Guarantor;

     (d) Receipt by the Administrative Agent of counterparts of the fourth amendment to Sponsor Guarantee, duly executed and delivered by the Sponsors, in the form attached hereto as Annex C;

     (e) Receipt by the Administrative Agent of copies of consolidating and consolidated income statements, balance sheets and statements of cash flows with respect to Weigh-Tronix and its consolidated Subsidiaries for each of (i) the fiscal year of Weigh-Tronix ended March 31, 2002, (ii) the fourth quarterly period of the fiscal year of Weigh-Tronix ended March 31, 2002 and (iii) the calendar month ended March 31, 2002, in form and substance satisfactory to the Administrative Agent.

     (f) Receipt by the Administrative Agent of the Deferred Eighth Amendment Fee; and

     (g) Receipt by the Administrative Agent of payment in full in cash of its invoiced and unpaid fees and disbursements incurred in connection with the preparation and execution of this Ninth Amendment and Waiver, any documents prepared in connection herewith, the Credit Agreement and any amendments or other modifications thereto, including, without limitation, the reasonable fees and disbursements of the Administrative Agent's counsel and financial advisor.

                                    ARTICLE 6
                                 INTERPRETATION

6.1 Continuing Effect of the Credit Agreement. Holdings, Borrower, the other Loan Parties, the Administrative Agent and the Lender hereby acknowledge and agree that the Credit Agreement and the other Loan Documents shall continue to be and shall remain unchanged and in full force and effect in accordance with their terms, except as expressly modified hereby. Any terms or conditions contained in this Ninth Amendment shall control over any inconsistent terms or conditions in the Credit Agreement or the other Loan Documents.

6.2 No Waiver; Other Defaults or Events of Default. Nothing contained in this Ninth Amendment shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement or any other Loan Document or applicable law on account of any Default or Event of Default other than the Ninth Amendment Specified Events of Default.

                                    ARTICLE 7
                                  MISCELLANEOUS

7.1 Representations and Warranties. Holdings and the Borrowers hereby represent and warrant as of the date hereof that, after giving effect to this Ninth Amendment, (a) no Default or Event of Default has occurred and is continuing, except the Ninth Amendment Specified Events of Default, and (b) all representations and warranties of Holdings and the Borrowers contained in the Loan Documents (with such term being deemed to include this Ninth Amendment and the

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     Credit Agreement) are true and correct in all material respects with the same effect as if made on and as of such date, except (i) to the extent any of such representations and warranties relate to a specific date, in which case such representations and warranties shall be deemed true and correct on and as of such date, (ii) that Section 4.7 of the Credit Agreement shall be deemed to exclude the Ninth Amendment Specified Events of Default, and
     (iii) that the representation in Section 4.2 of the Credit Agreement is qualified to the extent that Holdings and its Subsidiaries have experienced a material and continuing downturn in the level of business of their North American operations.

7.2 Reaffirmation of Covenants. Holdings and the Borrowers hereby expressly reaffirm each of the covenants made by them in Section 6 of the Credit Agreement, including without limitation, the covenants contained in Section
     6.9 (Additional Collateral, etc.) and Section 6.10 (Further Assurances).

7.3 Release. Holdings, the Borrowers and the other Loan Parties hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them have, may have, or might assert at the time of execution of this Ninth Amendment or in the future against the Administrative Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, which occurred, existed, was taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby, (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby, or (iii) any matter related to the foregoing.

7.4 Consents of Guarantors. Each Domestic Guarantor and each Foreign Guarantor hereby, to the extent necessary, (i) consents to the transactions contemplated hereby and (ii) acknowledges and agrees that the guarantees (and all security therefor) contained in the Guarantee and Collateral Agreement or Foreign Guarantee, as applicable, previously executed by it is, and shall remain, in full force and effect after giving effect to this Ninth Amendment and all other prior modifications to the Credit Agreement.

7.5 Payment of Expenses. Holdings and the Borrowers jointly and severally agree to pay or reimburse the Administrative Agent for all of their out-of-pocket costs and expenses incurred in connection with this Ninth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of the Administrative Agent's counsel and financial advisor.

7.6 Reference to and Effect on the Loan Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Article V of this Ninth Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. For purposes of the Credit Agreement, all of the agreements of Holdings and the Borrowers contained in this Ninth Amendment shall be deemed to be, and shall be, agreements under the Credit Agreement. The execution, delivery and effectiveness of this Ninth Amendment shall not, except as expressly

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     provided herein, operate as a waiver of any right, power or remedy of any
     Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended or waived herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

7.7 Reservation of Rights. Notwithstanding anything contained in this Ninth Amendment to the contrary, Holdings and the Borrowers and each Loan Party acknowledge that the Administrative Agent and the Lenders do not waive, and expressly reserve, the right to exercise any and all of their rights and remedies under (a) the Credit Agreement, any other Loan Document and applicable law in respect of the Ninth Amendment Specified Event of Default against any Person other than Holdings, the Borrowers or any Loan Party, including such rights and remedies as are set forth in the Sponsor Guarantee, and (b) the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default other than the Ninth Amendment Specified Event of Default.

7.8 Counterparts. This Ninth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective for all purposes hereof.

7.9 GOVERNING LAW. THIS NINTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NINTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the date first written above.

                            WEIGH-TRONIX, LLC


                            By: /s/ W. M. Robbins
                                ------------------------------------
                                Name: W. M. Robbins
                                Title: Chief Financial Officer


                            SWT FINANCE B.V.


                            By: /s/ Gerald Kotterman
                                ------------------------------------
                                Name: Gerald Kotterman
                                Title: Managing Director NC Trust BV


                            WEIGH-TRONIX CANADA, ULC

                            By: /s/ Laurence P. Gunning
                                ------------------------------------
                                Name: Laurence P. Gunning
                                Title: Director


                            FLEET NATIONAL BANK,
                            as Administrative Agent,
                            as Security Agent and as Fronting Lender

                            By:  /s/ Andrew Maidman
                                 -----------------------------------
                                 Name:
                                 Title: